SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 15, 1998



                          HOSPITALITY PROPERTIES TRUST
               (Exact name of registrant as specified in charter)


    Maryland                     1-11527                    04-3262075
 (State of other            (Commission file               (IRS employer
 jurisdiction of                 number)                identification no.)
 incorporation)



                 400 Centre Street, Newton, Massachusetts 02158
               (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code: 617-964-8389

         THIS CURRENT REPORT CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED OR PROJECTED. INVESTORS ARE CUATIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE REGISTRANT UNDERTAKES NO OBLIGATION TO PUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFELCT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


Item 5.  Other Events

(a)  NEW CREDIT FACILITY

     As previously reported, the Company entered into a Revolving Credit Agreement (the "Credit Agreement") dated as of March 19, 1998, with Dresdner Bank AG, New York Branch and Grand Cayman Branch, as agent for itself and the other lenders under such agreement, providing for an unsecured revolving credit facility (the "Credit Facility") of up to $250,000,000. The Company concurrently terminated its $200,000,000 secured revolving credit agreement with DLJ Mortgage Capital, Inc. Borrowings under the Credit Facility may be used to finance the purchase of hotels and for general business purposes.

     The Credit Facility terminates on March 19, 2002, which is the maturity date for any loans thereunder. Loans under the Credit Facility bear interest at an annual rate equal, at the option of the Company, to a base lending rate or LIBOR, in each case plus a spread based on the rating, if any, of the Company's senior unsecured debt by certain rating agencies or on the ratio of the Company's indebtedness to the value of certain of its assets. As of the closing of the Credit Facility, the spread on base rate loans was 0% and the spread on LIBOR loans was 1.125%.

     The Credit Agreement contains various customary conditions precedent to borrowings, and requires that the Company comply with certain financial tests and maintain certain financial ratios, including, without limitation, a requirement that the value of a designated unencumbered pool of qualified hotels be at least 200% times the outstanding borrowings under the Credit Facility and certain other debt. All subsidiaries of the Company that own hotels included in such unencumbered pool are required to be guarantors of the Credit Facility.

     The Credit Agreement contains a number of other covenants applicable to the Company and its subsidiaries, including limitations on the incurrence of certain indebtedness, liens, guaranties, dividends while the Company is in default under the Credit Facility or in amounts in excess of 100% of cash available for distribution or 95% of adjusted consolidated net income, investments, transactions with affiliates, negative pledges, certain mergers and dispositions of assets, and certain amendments of the Company's Declaration of Trust and certain other material agreements. The Credit Agreement includes various events of default including, payment and covenant defaults, material inaccuracy of material representations and warranties, dissolution, bankruptcy or insolvency of the Company, death of both of the Managing Trustees of the Company or their failure collectively to continue to hold, directly or indirectly, certain levels of voting shares of the Company, cross-defaults to debt in excess of $10,000,000, invalidity of the loan documents, undischarged judgments in excess of $10,000,000, termination of the Advisory Agreement between the Company and REIT Management & Research, Inc., and the Company's failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

     The  foregoing  summary  of  certain  material  provisions  of  the  Credit
     Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Credit Agreement, a copy of which has been filed as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission.

(b)  ACQUISITION

          As previously reported, on March 20, 1998 the Company completed an acquisition of certain hotel properties (the "Acquired Properties"), as more fully described in the Company's press release included as Exhibit 99 to this Report. Financial statements of the acquired properties are included herein as indicated on the index on page F-1. The Company's investment in the Acquired Properties of $240 million amounts to 18.3 % of the Company's total assets as of December 31, 1997.

(c)  MARRIOTT SPIN OFF AND MERGER.

          As previously reported, the Company owns or has agreements to acquire 23 hotels which are or will be leased to subsidiaries of Marriott International, Inc. ("Marriott"). Certain obligations due to the Company under these purchase contracts and leases are guaranteed by Marriott. Marriott has reported the completion of a spin-off transaction which resulted, as expected, in the assumption of the guarantee obligations to the Company by the spun-off entity, which also assumed the name Marriott International, Inc.

Item 7.  Exhibits.

         23       Consent of Ernst & Young LLP.
         99       March 23, 1998 press release of the Company

                                    Index to
                          Combined Financial Statements
                       SC Suites Summerfield Partnerships

                      For the Years ended January 2, 1998,
                      January 3, 1997 and December 29, 1995


Report of Independent Auditors............................................F-2

Combined Financial Statements

Balance Sheets............................................................F-3
Statements of Operations..................................................F-5
Statements of Partners' Deficit...........................................F-6
Statements of Cash Flows..................................................F-7
Notes to Combined Financial Statements....................................F-9

                         Report of Independent Auditors


The Partners
SC Suites Summerfield Partnerships

We have audited the accompanying combined balance sheets of SC Suites Summerfield Partnerships as of January 2, 1998 and January 3, 1997, and the related combined statements of operations, partners' deficit and cash flows for the three years in the period ended January 2, 1998. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of SC Suites Summerfield Partnerships at January 2, 1998 and January 3, 1997, and the combined results of their operations and their cash flows for the three years in the period ended January 2, 1998 in conformity with generally accepted accounting principles.


                                                     /s/ Ernst & Young LLP
February 3, 1998

                       SC Suites Summerfield Partnerships
                          Combined Financial Statements
                                 Balance Sheets
                                                                    January 2,        January 3,
                                                                       1998              1997
                                                                  ------------------------------
Assets
Current assets:
   Cash                                                           $   6,880,827    $   6,247,374
   Replacement fund                                                   4,276,132        4,593,116
   Accounts receivable                                                2,505,630        2,069,454
   Prepaid expenses and other                                           458,486          436,887
                                                                  -------------    -------------
Total current assets                                                 14,121,075       13,346,831

Property and equipment, at cost:
   Land                                                              41,836,426       41,836,426
   Buildings and components                                         111,788,042      110,470,089
   Furniture, fixtures and equipment                                 42,864,891       41,025,004
   Construction in progress                                                --          1,057,956
                                                                  -------------    -------------
                                                                    196,489,359      194,389,475
   Less accumulated depreciation                                     55,773,815       50,127,841
                                                                  -------------    -------------
Net property and equipment                                          140,715,544      144,261,634

Other assets:
   Organization costs, net of accumulated amortization of
     $17,881 ($13,674 at January 3, 1997)                                 3,156            7,363
   Deferred loan costs, net of accumulated amortization of
     $5,204,045 ($4,536,044 at January 3, 1997)                          45,792          713,793
   Other, net of accumulated amortization of $330,628 ($291,000
     at January 3, 1997)                                                631,552          656,825
   Investment in Summerfield Safety Company                             792,099          636,847
                                                                  -------------    -------------
Total other assets                                                    1,472,599        2,014,828
                                                                  -------------    -------------


Total assets                                                      $ 156,309,218    $ 159,623,293
                                                                  =============    =============


                                      F-3

                                                                    January 2,        January 3,
                                                                       1998              1997
                                                                  ------------------------------
Liabilities and partners' deficit
Current liabilities:
   Accounts payable, including $579,745 due to affiliate
     ($481,472 at January 3, 1997)                                $     826,865    $     765,867
   Accrued interest, including $675,404 due to affiliate
     ($742,542 at January 3, 1997)                                    1,190,753        1,228,175
   Accrued property taxes                                               420,811          399,066
   Accrued payroll and taxes                                            734,354          490,858
   Accrued sales and occupancy taxes                                    807,378          621,385
   Accrued primary incentive management fee                             648,164          591,936
   Accrued secondary incentive management fee                           560,000          383,389
   Accrued expenses, including $316,188 due to affiliate
     ($295,262 at January 3, 1997)                                    1,361,072        1,359,145
   Customer room deposits                                               194,582          205,310
   Other                                                                  2,693            3,602
   Current portion of obligations under capital lease                   154,346          125,906
   Current portion of mortgages payable                             141,293,979      113,076,391
                                                                  -------------    -------------

Total current liabilities                                           148,194,997      119,251,030

Mortgages payable                                                          --         30,558,075
Subordinated loans                                                   24,688,762       24,688,762
Obligations under capital lease                                         296,409          326,184

Partners' deficit:
   Partners' capital                                                 12,167,511       19,553,740
   Accumulated deficit                                              (29,038,461)     (34,754,498)
                                                                  -------------    -------------
Net partners' deficit                                               (16,870,950)     (15,200,758)
                                                                  -------------    -------------

Total liabilities and partners' deficit                           $ 156,309,218    $ 159,623,293
                                                                  =============    =============

See accompanying notes.

                       SC Suites Summerfield Partnerships
                          Combined Financial Statements
                            Statements of Operations

                                                      Year ended
                                     ------------------------------------------
                                       January 2,     January 3,   December 29,
                                          1998           1997          1995
                                     ------------------------------------------
Revenue:
   Suite revenue                     $ 63,090,559   $ 58,927,355   $ 53,069,047
   Other revenue, net                   3,083,887      3,247,174      3,299,434
                                     ------------   ------------   ------------
Total revenue                          66,174,446     62,174,529     56,368,481

Operating expenses:
   Rooms                               14,082,497     13,217,647     11,723,034
   General and administrative           5,075,212      5,201,529      4,908,423
   Sales and promotion                  3,598,887      3,483,684      3,445,174
   Maintenance                          2,605,897      2,631,817      2,463,785
   Utilities                            2,170,030      2,133,378      2,004,777
                                     ------------   ------------   ------------
Total operating expenses               27,532,523     26,668,055     24,545,193
                                     ------------   ------------   ------------

Gross operating profit                 38,641,923     35,506,474     31,823,288

Other expenses:
   Management, franchise and
     accounting fees                    9,089,626      9,061,316      7,967,447
   Property taxes                       2,436,628      2,266,391      2,106,128
   Insurance                              535,212        394,774        392,709
   Other                                  387,694        263,837        289,487
   Interest:
     Mortgage                           9,434,545     10,053,244     10,790,323
     Subordinated loan                  2,575,323      2,624,848      2,575,323
     Other                                 60,035         54,197        427,253
   Loss on disposition of property
     and equipment                        240,528        362,528        299,777
   Depreciation                         7,454,459      7,842,356      7,628,349
   Amortization                           711,836        799,093        875,704
                                     ------------   ------------   ------------
Total other expenses                   32,925,886     33,722,584     33,352,500
                                     ------------   ------------   ------------
Net income (loss)                    $  5,716,037   $  1,783,890   $ (1,529,212)
                                     ============   ============   ============

See accompanying notes.

                       SC Suites Summerfield Partnerships
                          Combined Financial Statements
                         Statements of Partners' Deficit


                                      General Partners               Limited Partners
                                -----------------------------  -----------------------------
                                                 Summerfield                        SF
                                      SC           Suites          Other           Hotel
                                    Suites         Holding        Limited         Company
                                     Corp.       Corporation      Partners          L.P.           Total
                                ---------------------------------------------------------------------------

Balance at December 30, 1994   $ (2,779,257)   $ (8,620,079)   $   (272,681)   $  1,049,866    $(10,622,151)
   Net loss                      (1,157,356)       (361,260)        (10,460)           (136)     (1,529,212)
   Contributions                  1,785,183          23,802            --           571,259       2,380,244
   Distributions                 (4,020,489)        (14,875)           (647)       (356,666)     (4,392,677)
                               ----------------------------------------------------------------------------
Balance at December 29, 1995     (6,171,919)     (8,972,412)       (283,788)      1,264,323     (14,163,796)
   Net income (loss)              1,424,377         (93,289)        (16,740)        469,542       1,783,890
   Contributions                  1,785,182          23,803            --           571,258       2,380,243
   Distributions                 (4,586,438)        (24,576)        (47,173)       (542,908)     (5,201,095)
                               ----------------------------------------------------------------------------
Balance at January 3, 1997       (7,548,798)     (9,066,474)       (347,701)      1,762,215     (15,200,758)
   Net income                     4,475,180         224,163          67,238         949,456       5,716,037
   Contributions                    892,591          11,901            --           285,629       1,190,121
   Distributions                 (7,068,824)        (60,292)       (353,558)     (1,093,676)     (8,576,350)
                               ----------------------------------------------------------------------------
Balance at January 2, 1998     $ (9,249,851)   $ (8,890,702)   $   (634,021)   $  1,903,624    $(16,870,950)
                               ============================================================================

See accompanying notes.


                       SC Suites Summerfield Partnerships
                          Combined Financial Statements
                            Statements of Cash Flows

                                                                                   Year ended
                                                                  ----------------------------------------------
                                                                    January 2,      January 3,      December 29,
                                                                       1998            1997             1995
                                                                  -----------------------------------------------
Operating activities
Net income (loss)                                                 $  5,716,037    $  1,783,890    $ (1,529,212)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization                                   8,166,295       8,641,449       8,504,053
     Loss on disposition of property and equipment                     240,528         362,528         299,777
     Net change in operating assets and liabilities:
       Accounts receivable                                            (436,176)        (44,389)       (153,975)
       Prepaid expenses and other                                      (21,599)         55,634         (42,883)
       Accounts payable                                                 60,998         544,919         (10,236)
       Accrued interest                                                (37,422)       (650,465)       (564,091)
       Customer room deposits                                          (10,728)         12,652          99,649
       Other accrued expenses                                          685,091        (251,389)       (307,487)
       Investment in Summerfield Safety Company, net                  (155,252)       (335,085)       (301,762)
                                                                   -------------------------------------------
Net cash provided by operating activities                           14,207,772      10,119,744       5,993,833

Investing activities
Net change in other assets                                             (14,355)        (13,780)      1,853,322
Increase in replacement fund                                        (2,886,358)     (2,684,379)     (2,455,147)
Withdrawals from replacement fund                                    3,203,342       4,412,010       1,496,224
Proceeds from disposition of property and equipment                     41,782          43,661          84,238
Additions to property and equipment                                 (4,058,199)     (5,133,183)     (2,122,901)
                                                                   -------------------------------------------
Net cash used in investing activities                               (3,713,788)     (3,375,671)     (1,144,264)

Financing activities
Payment of mortgage payable                                         (2,340,487)     (3,850,243)     (3,159,243)
Payment of capital lease                                              (133,815)       (113,210)        (97,343)
Capital contributions                                                1,190,121       2,380,243       2,380,244
Capital distributions                                               (8,576,350)     (5,201,095)     (4,392,677)
                                                                   -------------------------------------------
Net cash used in financing activities                               (9,860,531)     (6,784,305)     (5,269,019)
Increase (decrease) in cash and cash equivalents                       633,453         (40,232)       (419,450)
Cash and cash equivalents at beginning of year                       6,247,374       6,287,606       6,707,056
                                                                   -------------------------------------------
Cash and cash equivalents at end of year                           $ 6,880,827    $  6,247,374    $  6,287,606
                                                                   ===========================================


                       SC Suites Summerfield Partnerships
                          Combined Financial Statements
                      Statements of Cash Flows (continued)



                                                                    Year ended
                                                     -----------------------------------------
                                                      January 2,   January 3,    December 29,
                                                         1998         1997           1995
                                                     -----------------------------------------

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest            $12,105,688   $13,382,753   $14,356,998

Supplemental disclosure of non-cash activities:
   Capital lease obligation incurred for equipment   $   132,480   $    67,280   $   595,363

                        Disclosure of accounting policy

For purposes of the statements of cash flows, the Partnerships consider cash and cash equivalents to include currency on hand, demand deposits and short-term investments with maturities of three months or less. Cash and cash equivalents do not include the replacement fund consisting primarily of an interest-bearing money market account since these funds are used primarily to replace or acquire capital assets.

                            See accompanying notes.

                       SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


1. Significant Accounting Policies

Organization

The accompanying combined financial statements include the accounts of the following limited partnerships under common ownership with each majority-owned by SC Suites Corp.:

          Atlanta Buckhead Summerfield Associates, L.P. Atlanta Perimeter Summerfield Associates, L.P. Chatsworth Summerfield Associates, L.P.
          Dulles Summerfield Associates, L.P.
          Malvern Summerfield Associates, L.P.
          Orlando/Cypress Pointe Summerfield Associates, L.P. Orlando International Summerfield Associates, L.P. Princeton Summerfield Associates, L.P.
          San Bruno Summerfield Associates, L.P.
          San Jose Summerfield Associates, L.P.
          Schaumburg Summerfield Associates, L.P.
          Somerset Summerfield Associates, L.P.
          Sunnyvale Summerfield Associates, L.P.
          Torrance Summerfield Associates, L.P.
          Westport Summerfield Associates, L.P.

The combined entities will hereinafter collectively be referred to as the Partnerships. All significant inter-partnership accounts and transactions have been eliminated.

The Partnerships were formed at various dates ranging from December 19, 1988 to July 18, 1990 to develop, construct and operate all-suite temporary lodging facilities, throughout the country, known as Summerfield Suites Hotels (the Hotels). The Partnerships commenced operations on various dates ranging from September 15, 1989 to October 1, 1993. The original partners (sometimes referred to as Summerfield Partners) included Summerfield Suites Holding Corporation (Holding Corporation) as general partner, and SF Hotel Company, L.P. (SFHC) and various individuals as limited partners. On dates ranging from December 15, 1989 to January 28, 1993, the Partnerships amended and restated their limited partnership agreements (Partnership Agreements), and admitted SC Suites Corp.
(SCS) as a general partner.

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


1. Significant Accounting Policies (continued)

Fiscal Year

The Partnerships' fiscal year end is the Friday closest to December 31. The Partnerships' fiscal years ended January 2, 1998, January 3, 1997 and December 29, 1995 include 52, 53 and 52 weeks of operations, respectively.

Concentration of Credit Risk

The Partnerships' financial instruments exposed to concentration of credit risk consist primarily of cash, replacement funds and accounts receivable. The Partnerships provide credit to a large number of individual and corporate customers with no individual customer representing a significant portion of revenues or accounts receivable. The Partnerships do not require collateral or other security against accounts receivable. The Partnerships place their funds into high credit quality financial institutions, and at times, such funds may be in excess of the federal depository insurance limit.

Replacement Fund

Replacement funds, consisting of interest-bearing money market accounts, are maintained by the Partnerships for the primary purpose of funding the replacement of, and additions to, furniture, fixtures, equipment and other capital assets. An amount equal to 4% of the gross revenues of the Hotels, as defined, is required to be deposited into the replacement funds on an annual basis.

Property and Equipment

Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the related assets. Useful lives are as follows:

       Buildings and components                              31-39 years
       Furniture, fixtures and equipment                      5-15 years

Property and equipment include interest costs and property taxes incurred during the construction period as well as loan fees and closing costs directly related to the

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


1. Significant Accounting Policies (continued)

development and construction of the Hotels. Normal repairs and maintenance are charged to expense as incurred; betterments and replacements are capitalized.

Deferred Loan Costs

Loan fees, closing and other costs incurred in obtaining mortgage financing have been capitalized and are amortized over the term of the mortgages payable.

Other Assets

Other non-current assets consist primarily of purchased software which is amortized over a three-year period and long-term deposits.

Income Taxes

The accompanying financial statements do not include a provision for income taxes because the Partnerships are not taxpaying entities. Each partner includes its proportionate share of the Partnerships' taxable income or loss in its individual tax returns. Differences between income or loss reported for financial reporting and income tax purposes primarily result from certain costs capitalized for reporting purposes and expensed for tax purposes and certain costs capitalized for both reporting and tax purposes, but amortized using different methods and useful lives.

Financial Instruments

The Partnerships' financial instruments consist of cash, replacement fund, accounts receivable and notes payable for which the carrying values approximate fair values.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


2. Related Party Transactions

The following represents related party expenses incurred during the years ended January 2, 1998, January 3, 1997 and December 29, 1995:

                                                   Year Ended
                                -----------------------------------------------
                                 January 2,   January 3,  December 29,  Related
                                    1998         1997        1995       Party
                                -----------------------------------------------

Management fees                  $2,718,573   $2,556,634   $2,326,815   SSMC
Primary incentive management
fees                              2,410,255    2,240,990    1,994,324   SSMC
Secondary incentive management
fees                              3,044,862    3,834,692    3,236,807   SSMC
Accounting fees                     443,625      429,000      409,501   SSMC
Franchise fees                      472,311         --           --     SSMC
Marketing fees                    1,577,263    1,405,431    1,257,727   SSMA
Insurance                           413,290      284,174       78,165   SSC

Management Agreement

The Partnerships have entered into separate management agreements with Summerfield Suites Management Company, L.P. (SSMC) to manage and operate the Hotels. As manager and operator, SSMC is to receive a base management fee equal to 4% of gross revenues of the Hotels. In addition, SSMC may receive incentive management fees (IMFs) with two components: (a) the "Primary IMF" and (b) the "Secondary IMF." These fees are equal to 7 1/2% of the net operating profit of the Hotels, as defined. SSMC's right to receive the fees shall be cumulative; however, the payment of the fees is subject to deferral as provided in the agreement. The Primary IMF is accrued as an expense on an annual basis as earned. The Secondary IMF is recorded as an expense in the period prior to which such amounts are expected to be paid or, at the time the Hotels are sold or refinanced, as payment of the Secondary IMF is contingent upon the Hotels attaining certain cash flow objectives.

Payment of the Secondary IMF is to be made only after net available cash has been distributed to repay other priority payments as outlined in Note 5. During the years ended January 2, 1998, January 3, 1997 and December 29, 1995, the Partnerships incurred

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


2. Related Party Transactions (continued)

Secondary  IMFs of  $3,044,862,  $3,834,692  and  $3,236,807,  respectively.  At
January 2, 1998 and January 3, 1997, SSMC had earned cumulative, unrecorded and unpaid Secondary IMFs of $1,699,329 and $2,333,935 respectively. These Secondary IMFs will be charged to expense in the future when the contingencies for payment have been substantially removed.

Franchise Fees

During 1997, the Partnerships entered into separate franchise agreements with SSMC which allow them to operate as "Summerfield Suites Hotels." Under the agreements, the Hotels pay SSMC a fee ranging from 1% to 4% of the gross suite revenues.

Marketing Fees

The Hotels pay a fee equal to 2 1/2% of their gross suite revenues to the Summerfield Suites Marketing Association (SSMA), which is administered by SSMC. SSMA provides general advertising and marketing services for all Summerfield Suites Hotels.

Development Agreement

Summerfield  Suites  Development  Company,   L.C.  (SSDC),  an  affiliate,   was
responsible for managing the construction of an addition to the San Jose Summerfield Associates, L.P. Hotel (SJSA). For such services, SJSA agreed to pay SSDC a development fee of $117,600. As of January 2, 1998 and January 3, 1997, $117,600 and $88,200 of this fee has been earned and paid, respectively. This amount has been capitalized as property and equipment in the accompanying balance sheets.

3. Mortgages Payable

The Partnerships entered into separate loan agreements with various lenders (primary lenders), which provide for maximum borrowings of $151,155,668. Pursuant to the agreements, the Partnerships have several options of selecting interest rates. The rates are defined in the agreements and essentially are determined by the primary lenders' applicable base rates for certificates of deposit, Eurodollar rates and Federal Funds rates. In addition, the Partnerships have the right to convert, from time to time, any portion

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


3. Mortgages Payable (continued)

or all of the loans to fixed rates as determined by the lenders at the time of the individual Partnership's election to convert such loan amounts. The election of interest rates may be for period intervals of one, three, six, or twelve months or three years, with the exception that once a fixed-rate election is effective, it will remain in effect until maturity.

Interest (ranging from 6.99% to 7.19% at January 2, 1998, and from 6.45% to 6.52% at January 3, 1997) is payable monthly. The loans have maturities ranging from March 26, 1998 to September 30, 1998, and are secured by substantially all of the Partnerships' assets and contract rights.

The Partnerships intend to refinance the full amount of the mortgages payable on a long-term basis during 1998. The Partnerships are currently reviewing various options for such refinancing but have not yet entered into any financing agreements. Accordingly, the mortgages payable balance has been classified in the accompanying balance sheets as a current liability.

4. Subordinated Loans

SCS has provided subordinated loans aggregating $24,688,762 to the Partnerships, which remain outstanding at January 2, 1998. The individual Partnership Agreements provide the subordinated loan is repayable solely out of the proceeds of a sale, refinancing or liquidation of the Hotels, and interest payments shall be required only from the Partnerships' net available cash as outlined in Note
5. The subordinated loan agreements, as amended, provide the loans shall bear interest at the greater of the rate equal to the average interest rate accrued on the mortgages payable to the primary lenders (primary interest rate) or the preferred return rate (ranging from 10.0% to 10.5% at January 2, 1998, and January 3, 1997); however, the payment of such interest is subject to two different preference levels based on net available cash. The first level of interest (primary interest) is payable from the first priority of net available cash. The primary interest is generally paid on a monthly basis. The second level of interest (incremental interest), which represents the difference between the primary interest and the preferred return rate, stands behind the Primary IMF in order of payment priority. Interest on the subordinated loans is charged to expense as incurred based on the applicable rate in effect during the period. The subordinated loans are secured by substantially all of the Partnerships' assets and contract rights; however, their lien is subordinate to that of the primary lenders.

5. Distribution to Partners

The Partnerships' net available cash, as defined, will be distributed from time to time, generally in the following manner:

     o First, to pay any accrued and unpaid primary interest on the subordinated loans

     o    next, any accrued and unpaid Primary IMFs

     o next, any unpaid incremental interest and preferred returns, as defined,

     o next, any accrued and unpaid interest and principal repayment in connection with special capital loans should they be required

     o    next, any accrued and unpaid Secondary IMFs and

     o next, pari passu to the partners in proportion to their respective residual percentage interests.

In the event of a sale, refinancing or liquidation of the Hotels, the distributions are generally the same as previously described except the unpaid minimum return amounts, subordinated loan amounts and unreturned capital contributions are to be repaid prior to any accrued and unpaid Secondary IMFs and any accrued and unpaid interest and principal repayment in connection with special capital loans.

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


5. Distribution to Partners (continued)

Unpaid and unaccrued minimum returns were as follows:

                                                SC Suites Corp.
                                          ----------------------------
                                          Subordinated                   Summerfield
                                             Loan           Capital        Partners
                                          ------------------------------------------
Unpaid and unaccrued minimum returns at
   December 29, 1995                      $ 2,434,505    $ 6,806,900    $   589,026
     Minimum returns                        3,011,354      3,976,795        444,729
     Interest incurred                     (2,624,848)          --             --
     Distributions                               --       (4,554,539)      (253,733)
                                          -----------    -----------    -----------
Unpaid and unaccrued minimum returns at
   January 3, 1997                          2,821,011      6,229,156        780,022
     Minimum returns                        2,954,535      4,090,786        496,361
     Interest incurred                     (2,575,323)          --             --
     Distributions                               --       (4,486,906)      (370,748)
                                          -----------    -----------    -----------
Unpaid and unaccrued minimum returns at
   January 2, 1998                        $ 3,200,223    $ 5,833,036    $   905,635
                                          ===========    ===========    ===========

At January 2, 1998 and January 3, 1997, the Partnerships had paid distributions to Summerfield Partners in excess of the minimum return by $1,611,788 and $475,010, respectively. In addition, at January 2, 1998 and January 3, 1997 the Partnerships had paid distributions to SC Suites Corp. in excess of the minimum return by $2,613,817 and $31,899, respectively.

6. Allocation of Income and Loss

Income and loss are allocated among the partners in accordance with the provisions of the individual Partnership Agreements. In general, income and loss are allocated based on the respective residual percentage interests of the partners. However, the first priority for the allocation of income is in proportion to, and to the extent of, the amount by which the cumulative allocation of losses previously made to the partners plus certain distributions to the partners, which are in effect distributions of preference returns, exceed the cumulative income previously allocated to the partners.

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


7. Investment in Summerfield Safety Company

Each of the Partnerships are partners in Summerfield Safety Company (SSC). SSC was formed as a means to provide a form of self-funded workers' compensation program for its partners, all of which are direct or indirect affiliates of Summerfield Hotel Corporation (SHC). SSC provides a risk-sharing arrangement for its partners as it is responsible for paying all workers' compensation claims and related expenses for its partners. SSC maintains coverage for losses in excess of $250,000 per occurrence and $850,000 in aggregate. The Partnerships record their pro rata share of the losses incurred by SSC at the end of each four-week accounting period based on their proportionate share of SSC's total capital at the beginning of the measurement period. The losses are in substance expenses related to the management of the Partnerships' workers' compensation risks and, accordingly, are included in operating expenses in the accompanying combined statements of operations. The Partnerships make capital contributions to SSC on a formula basis which is based on the payments the Partnerships would be required to make if they were to be participants in local state workers' compensation pools.

At January 2, 1998, and January 3, 1997, the Partnerships' pro rata investment interest in SSC was approximately 49.27% and 59.94%, respectively.

An analysis of activity of the Partnerships' combined investment is as follows:

                                                     January 2,      January 3,
                                                        1998            1997
                                                    ---------------------------

Balance at beginning of year                        $ 636,847        $ 301,762
   Contributions                                      568,542          619,259
   Share of loss allocation                          (413,290)        (284,174)
                                                    ---------        ---------
Balance at end of year                              $ 792,099        $ 636,847
                                                    =========        =========

The principal assets of SSC at January 2, 1998 and January 3, 1997 were cash and cash equivalents.

                      SC Suites Summerfield Partnerships
                          Combined Financial Statements
                     Notes to Combined Financial Statements
       Years ended January 2, 1998, January 3, 1997 and December 29, 1995


8. Capital Leases

The   Partnerships   have  entered  into   agreements  to  lease  certain  guest
transportation and entertainment equipment recorded as a capital leases.

Property and equipment include the following property under capital leases:

                                                    January 2, 1998     January 3, 1997
                                                   -------------------------------------
Furniture, fixtures and equipment                       $ 757,779           $ 650,707
Less accumulated depreciation                            (426,649)           (313,056)
                                                        ---------           ---------
                                                        $ 331,130           $ 337,651
                                                        =========           =========

Depreciation expense for the property under capital leases for the years ended January 2, 1998, January 3, 1997 and December 29, 1995 was $132,862, $153,014
and $168,117, respectively.

Following is a schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments, as of January 2, 1998:

  1998                                                              $193,269
  1999                                                               164,908
  2000                                                               103,559
  2001                                                                57,791
  2002                                                                 6,000
                                                                    --------
Total remaining lease payments                                       525,527
Less amount representing interest                                     74,772
                                                                    --------
Present value of net minimum lease payments                          450,755
Less current portion                                                 154,346
                                                                    --------
Obligation under capital lease - noncurrent portion                 $296,409
                                                                    ========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HOSPITALITY PROPERTIES TRUST



Date: April 15, 1998                      By: /s/Thomas M. O'Brien
                                              Thomas M. O'Brien, Treasurer and
                                              Chief Financial Officer